TRUSTCO	Exhibit 99 (a)
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE

TRUSTCO BANK AND OPTIMUS GROUP ANNOUNCE AGREEMENT TO OFFER INSURANCE PRODUCTS

September 29, 2008, Glenville, NY

Trustco Bank is pleased to announce an agreement between its subsidiary, Trustco Insurance Agency, Inc. and The Optimus Group, LLC to offer insurance products.  The relationship with the Optimus Group will allow Trustco to expand upon the products and services it currently offers to its customers.

Through its branch offices and Trust Department, Trustco currently offers a wide range of banking services as well as expert advice on financial planning and estate planning.  Optimus will work with the Bank’s Trust Department to expand capabilities in certain areas that are important to the long term financial well-being of its customers.

Robert J. McCormick, President and Chief Executive Officer of Trustco noted, "Trustco has a long history of helping customers with financial planning through our Trust Department and our relationship with Optimus will build upon that.  We are pleased to be able to provide insurance related products and to help broaden the range of financial products we offer to our customers.  This relationship gives us the ability to offer additional planning tools and a full range of insurance products," said McCormick.

"We are very excited about this opportunity to work with Trustco Bank and to help them support the expanded services offered to its customers," said Philip C. Gallant, CLTC, Managing Partner of The Optimus Group.  "Trustco is a household name in the Capital Region and we are thrilled to be working with them.  Our expertise in financial products such as long-term care insurance, life insurance, disability income insurance, and critical illness insurance will help enable Trustco customers to make informed choices about important aspects of their finances," Gallant said.

Trustco and Optimus will expand on seminars currently offered by the Bank’s Trust Department with sessions covering topics such as college planning, long-term care planning, life insurance planning, retirement income planning, and how to use insurance products to solve a multitude of issues such as liquidity for estate planning, and business insurance planning.

Trustco and Optimus will offer the services under the marketing theme of "We Never Stop Caring."  Customers can go to www.WeNeverStopCaring.com to get more information about the services and to view the seminars scheduled in their areas.

TrustCo Bank Corp NY has total assets of $3.5 billion and through its subsidiary, Trustco Bank, operates 115 branches in New York, New Jersey, Florida, Vermont and  Massachusetts.  For additional information on Trustco Bank, log onto www.Trustcobank.com.  The Optimus Group is headquartered at 1745 Route 9 in Clifton Park.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.